Exhibit 1.2

SELLING AGENT AGREEMENT

by and among

Boeing Capital Corporation

and the

Agents named herein

August 7, 2009

BOEING CAPITAL CORPORATION

InterNotes®

Due From 9 Months or More from Date of Issue

SELLING AGENT AGREEMENT

as of August 7, 2009

To the Agents listed on

the signature page hereto:

Boeing Capital Corporation, a Delaware corporation (the “Company”) and Banc of America Securities LLC, Incapital LLC, Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Advisors, LLC (collectively, the “Agents”) are entering into this Selling Agent Agreement dated August 7, 2009 the (“Agreement”) with respect to the issue and sale by the Company up to $750,000,000 aggregate principal amount of its InterNotes® (the “Notes”).

The Notes constitute a part of a series of senior debt securities, unlimited as to aggregate principal amount, to be issued pursuant to the Senior Indenture for the Issuance of Debt Securities (the “Indenture”) dated as of August 31, 2000, between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the “Trustee”). The terms of the Notes are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Agreement, the Company hereby (i) appoints Incapital LLC, as purchasing agent (the “Purchasing Agent”), (ii) appoints the Agents as agents of the Company for the purpose of soliciting offers to purchase the Notes and each Agent hereby agrees to use reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and, after consultation with the Purchasing Agent, (iii) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to the Agents or dealers (the “Selected Dealers”), each of whom will purchase such notes as principal. The Company reserves the right to enter into agreements substantially similar hereto with other agents.

I.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (Registration No. 333-154844) for the registration of its debt securities, including the Notes, and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was declared effective by the SEC, and the Indenture was filed as an exhibit to the Registration Statement and has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement and the prospectus and prospectus supplement filed (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC, is hereinafter called the “Base Prospectus”;

any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the SEC pursuant to Rule 424(b) under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding all Forms T-1 and including any prospectus supplement relating to the Notes that is filed with the SEC and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such registration statement or any part thereof became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as supplemented by the prospectus supplement dated August 7, 2009, relating to the Notes, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the SEC pursuant to Rule 424(b) under the 1933 Act and any documents filed under the 1934 Act, and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any reference to the “Prospectus as amended or supplemented”, shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement (as defined below) filed in accordance with the terms hereof and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to the Notes to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the SEC pursuant to Rule 424(b) under the 1933 Act, including any documents incorporated by reference therein as of the date of such filing).

II.

The obligations hereunder of the Purchasing Agent and the Agents are subject to the following conditions:

(a) On the date hereof, the Purchasing Agent and the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to them:

(1) The opinion of Kirkland & Ellis LLP that:

(i) The Company has been duly incorporated or formed, and is validly existing as a corporation in good standing under the laws of the State of Delaware;

(ii) The Indenture has been duly authorized, executed and delivered by the Company and is a valid instrument, legally binding on the Company and enforceable in accordance with its terms, except as limited by bankruptcy,

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insolvency, or other laws affecting the enforcement of creditors’ rights and by general principles of equity;

(iii) The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Company. When the Notes (assuming that they have been duly authenticated by the Trustee or a duly designated Authentication Agent under the Indenture, which fact counsel need not verify by an inspection of the Notes) are issued against payment therefor in accordance with the terms of this Agreement, such Notes will constitute legal, valid, and binding obligations of the Company enforceable in accordance with their terms, and are entitled to the benefits provided by the Indenture except as such enforceability or entitlement may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights and by general principles of equity;

(iv) The execution and delivery of this Agreement, the Indenture, and the Notes, the issuance and sale of the Notes to you in accordance with this Agreement do not constitute a violation by the Company of any applicable provision of U.S federal laws or the laws of the State of New York (except that no opinion in this paragraph is being given as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted);

(v) The Registration Statement is effective under the 1933 Act and, (a) to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or are pending under the 1933 Act; and (b) the Registration Statement (as of its effective date) and the Prospectus and any amendments or supplements thereto, as of their respective dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the 1933 Act and the 1933 Act Rules and Regulations; provided that no opinion is expressed with respect to financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture.

(vi) The consummation of the transactions contemplated in this Agreement and the compliance by the Company with all the terms of the Indenture did not and will not result in a breach of any of the terms and provisions of, the Company’s Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which the Company is a party which is filed as an exhibit to the Company’s most recent Annual Report on Form 10-K;

(vii) This Agreement has been duly authorized, executed and delivered by the Company;

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(viii) To such counsel’s knowledge, there are no legal or governmental proceedings that are pending against the Company or any of its subsidiaries or to which any property of the Company or any of its subsidiaries is subject that has caused us to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Registration Statement or Prospectus but is not so described;

(ix) The statements set forth in the Prospectus under the captions “The Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Notes, are correct in all material respects. The statements in the Prospectus under the caption “Certain United States Federal Income Tax Considerations”, insofar as such statements constitute summaries of legal matters referred to therein, correctly summarize in all material respects the legal matters referred to therein;

(x) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xi) The documents incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder; and

(xii) The Indenture has been duly qualified under the 1939 Act. In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (ix) above), on the basis of the foregoing (relying as to matters of fact to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that (a) the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus as of its date and as of the date hereof, contained any untrue statement of a

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material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus or incorporated therein or as to the Statement of Eligibility and Qualification on Form T-l of the Trustee under the Indenture).

(2) The opinion of Shearman & Sterling LLP, counsel to the Purchasing Agent and the Agents, with respect such matters as the Purchasing Agent and the Agents may reasonably request, and the Company shall have furnished to such counsel such documents as they may reasonably request to enable them to pass upon such matters.

(b) On the date hereof, the Purchasing Agent and the Agents shall have received a certificate of the President, any Vice President or the Treasurer or any Assistant Treasurer of the Company (each, an “Authorized Officer”), dated as of the date hereof, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus and this Agreement and that to the best of his or her knowledge after reasonable investigation, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted, are pending or, to the best knowledge of the Company, threatened by the Commission, and (iv) that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus.

(c) On the date hereof, the Purchasing Agent and the Agents shall have received a letter from Deloitte & Touche LLP (“Deloitte”) dated as of the date hereof, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(d) On the date hereof, counsel to the Purchasing Agent and the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to such counsel and to the Purchasing Agent and the Agents.

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Each Agent’s obligation to solicit offers to purchase the Notes, and the obligation of the Purchasing Agent and any Agent to purchase Notes pursuant to any Terms Agreement, will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions that:

(1) The Registration Statement shall remain effective and, at the Settlement Date (as defined herein) and no stop order suspending the effectiveness of the Registration Statement shall have been issued, no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, be contemplated by the SEC. The Prospectus and each “free writing prospectus” or Pricing Supplement pursuant to Rule 424(b) shall have been timely filed with the SEC under the 1933 Act, as required; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Purchasing Agent and the Agents;

(2) The obligations of the Purchasing Agent and any Agent to purchase Notes in connection with any Terms Agreement are subject to the conditions that (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC, (ii) the ratings assigned by any nationally recognized statistical rating organization, as that term is defined by the SEC for purpose of Rule 436(g) promulgated under the 1933 Act, to any senior debt securities of the Company as of the date of such Terms Agreement shall not have been lowered since that date, and since that date no such organization has made any public announcement that any such securities are under surveillance or review (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook, (iii) prior to the applicable Settlement Date any term sheet setting forth the final terms of any series of Notes and any other Company Free Writing Prospectus (as defined herein) required to be filed by the Company with respect to the applicable Notes pursuant to Rule 433(d) under the 1933 Act has been filed within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b), and (iv) there shall not have come to the attention of the Purchasing Agent or any Agent purchasing Notes as principal any facts that would cause the Purchasing Agent or any such Agent to believe that the Time of Sale Prospectus (as defined below), including any permitted Agent Limited-Use Free Writing Prospectus (as defined below), at the Time of Acceptance (as defined below) with respect to the Notes to be issued, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

Each of such conditions shall be met on the date of the Terms Agreement (except for clause (iii) above and on the corresponding Settlement Date (as defined herein)). Further, if specifically called for by any Terms Agreement, the Purchasing Agent’s obligations hereunder and under such Terms Agreement shall be subject to such additional conditions as agreed to by

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the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

III.

In further consideration of your agreements herein contained, the Company covenants as follows:

(a) The Company will notify the Purchasing Agent and the Agents promptly of (i) the effectiveness of any amendment to the Registration Statement (including any post-effective amendment), (ii) the mailing or delivery to the SEC for filing of any amendment or supplement to the Prospectus (including any Company Free Writing Prospectus) or any document to be filed pursuant to the 1934 Act (other than documents available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System) which will be incorporated by reference in the Prospectus (other than a Pricing Supplement (as defined below) or preliminary Pricing Supplement), (iii) the receipt of any comments from the SEC with respect to the Registration Statement, the Prospectus or the Time of Sale Prospectus (other than with respect to a document filed with the SEC pursuant to the 1934 Act which is or will be incorporated by reference in the Registration Statement and the Prospectus), (iv) any request by the SEC for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or the Time of Sale Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the 1934 Act which is or will be incorporated by reference in the Registration Statement and the Prospectus), and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose pursuant to Section 8A of the 1933 Act. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will notify counsel to the Purchasing Agent and the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934 Act) and, upon request, will furnish the Purchasing Agent and the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Purchasing Agent or the Agents or your counsel reasonably object.

(c) The Company will deliver to the Purchasing Agent and the Agents without charge, a copy of (i) the Indenture, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes. The Company will furnish to the Purchasing Agent and the Agents as many copies of the Prospectus (as amended or supplemented) or any Company Free Writing Prospectus as they shall reasonably request so long as the Agents are required to deliver a

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Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales or solicitations of offers to purchase the Notes.

(d) The Company will prepare, with respect to any Notes to be sold through or to the Purchasing Agent or an Agent pursuant to this Agreement, a pricing supplement with respect to such Notes in substantially the form previously approved by the Purchasing Agent and the Agents (each a “Pricing Supplement”) and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the applicable Notes or the date on which such Pricing Supplement is first used. If the Purchasing Agent or an Agent has advised the Company that the Purchasing Agent or Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the 1933 Act set forth in Rule 172 under the 1933 Act, and the Company is unable to file the applicable Pricing Supplement within the time required under Rule 424 under the 1933 Act, the Company shall file such Pricing Supplement as soon as practicable thereafter, as contemplated by Rule 172(c)(3).

(e) Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Purchasing Agent and the Agents or counsel for the Company, to amend or supplement the Prospectus or the Time of Sale Prospectus in order that the Prospectus or the Time of Sale Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, and in order that timely information is provided pursuant to Rule 159 under the 1933 Act, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Prospectus in order to comply with the requirements of the 1933 Act or the pertinent published rules and regulations thereunder (the “1933 Act Regulations”), immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in the Agent’s capacity as agent (and, if so notified, such Agent shall promptly cease such solicitation), to cease sales of any Notes the Agent may then own as principal and to terminate any purchase contracts for the Notes, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise (including, if consented to by the Agents, by means of a Company Free Writing Prospectus), as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus and the Time of Sale Prospectus comply with such requirements.

(f) Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Purchasing Agent and the Agents, confirmed in writing, and thereafter shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such

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other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.

(g) Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Purchasing Agent and the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

(h) The Company will make generally available to its security holders, as soon as practicable, earnings statements, which need not be audited, covering twelve month periods beginning after the “Effective Date” (as defined in Rule 158(c) under the 1933 Act) of the Registration Statement with respect to each sale of Notes that will satisfy Section 11(a) of the 1933 Act and comply with the rules and regulations thereunder.

(i) The Company will, in cooperation with the Agents, endeavor to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Purchasing Agent and the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Purchasing Agent and the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(k) The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Sections VII(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

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IV.

(a) The Notes shall be purchased by each Agent as principal. The Agents shall offer the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be (which terms, unless otherwise agreed, may be agreed upon orally, with written confirmation prepared by such Agent or Agents and sent by telecopier to the Company). For the purpose of such sale solicitation the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include the agreement of one or more Agents to purchase Notes from the Company as principal. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company to the Purchasing Agent, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in integral multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. The Purchasing Agent and each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto; provided, however, that the Company and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate discount with respect to each sale of Notes will be set forth in the related Pricing Supplement (the “Concession”). The Purchasing Agent and the Agents will share the above-mentioned Concession with Agents and the Selected Dealers, as applicable, in such proportions as they may agree. Unless otherwise authorized by the Company, the Agents will offer and sell the notes at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any.

(b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions

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contemplated hereunder. The Company, the Purchasing Agent and the Agents each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company, the Purchasing Agent and the Agents.

(c) The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

V.

Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit C (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate formula, the stated maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for a Survivor’s Option (as such term is defined in the Prospectus), whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, or to reallow any portion of the concession paid to them. Terms Agreements, each of which shall be substantially in the form of Exhibit C hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

VI.

The Company represents and warrants to the Purchasing Agent and the Agents as of the date hereof, as of the time of each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02, and/or Item 7.01, thereof and/or exhibits furnished pursuant to Item 9.01 thereof) (each of the times

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referenced above, including a Settlement Date, being referred to herein as a “Representation Date”) as follows:

(a) The Registration Statement conforms, and any amendments or supplements thereto will conform, when they become effective, and as of each subsequent Representation Date will conform, in all respects to the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein. At the Time of Acceptance with respect to any offering of Notes, the Time of Sale Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished in writing to the Company by any Agent specifically for use therein. The Prospectus does not contain and, as amended or supplemented, and as of each subsequent Representation Date, as applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein. The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 of the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the pertinent published rules and regulations thereunder (the “1934 Act Regulations”). Any additional documents deemed incorporated by reference in the Time of Sale Prospectus or the Prospectus will, when they are filed with the SEC, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(b) As of the Time of Acceptance with respect to any offering of Notes, the Company Free Writing Prospectus(es) (as defined below), if any, issued at or prior to the Time of Acceptance and the Prospectus (and if applicable, any preliminary Pricing Supplement relating to such Notes), all considered together (collectively, the “Time of Sale Prospectus”), shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein. As used in this Agreement, “Company Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act) relating to the Notes that (i) is required to be filed with the SEC by the Company, including any term sheet setting forth the final terms of any series of Notes, or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the 1933 Act because it contains a description of the applicable Notes or of the applicable offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

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(c) Each Company Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the applicable Notes or until any earlier date that the Company notifies the Agents as described in the next sentence, will not contain any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein, the Prospectus and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Company Free Writing Prospectus there occurs an event or development as a result of which such Company Free Writing Prospectus contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Agents so that any use of such Company Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements or omissions in such document based upon written information furnished to the Company by any Agent specifically for use therein.

(d) The Company has not distributed and will not distribute, prior to the later of the Settlement Date and the completion of the Agents’ distribution of any Notes issued hereunder, any offering material in connection with the offering and sale of those Notes other than the Prospectus, the Pricing Supplement, any preliminary Pricing Supplement, and any Company Free Writing Prospectus reviewed and consented to by the applicable Agents.

(e) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments), and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein) and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and corporate authority to own its properties and conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole or on the Company’s ability to perform its obligations under the Notes and the Indenture in any material respect (a “Material Adverse Effect”).

(g) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a “Material Subsidiary” and together the “Material Subsidiaries”) has been duly incorporated and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus; and each Material Subsidiary of the

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Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or ownership interests of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or ownership interests of each Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances except for such liens or encumbrances that would not have a Material Adverse Effect.

(h) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(i) The Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement and the Indenture will have been duly executed by the Company and, when authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable Indenture; the Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and legally binding instrument enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and the Indenture conforms in all material respects to the description thereof in the Prospectus as originally filed with the SEC, and the Notes will conform in all material respects to the description thereof in the Prospectus as amended or supplemented;

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Notes and compliance with the terms and provisions thereof have been duly authorized by all necessary corporate action and do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, or assets of the Company or any Material Subsidiary under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Material Subsidiary of the Company (provided however that enforcement of rights to indemnity and contribution in this Agreement may be limited by federal or state securities laws or principles of public policy), or any of their properties, (ii) any material agreement or instrument to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject, or (iii) the charter or by-laws of the

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Company or any such Material Subsidiary except in the case of (i) and (ii) where such breach or violation or default would not have a Material Adverse Effect;

(l) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned of record by The Boeing Company or a direct or indirect wholly-owned subsidiary of The Boeing Company.

(m) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound or to which any of their properties may be subject, except in the case of (ii) where such default would not have a Material Adverse Effect.

(n) To the Company’s knowledge, after due inquiry, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are an independent registered public accounting firm as required by the 1933 Act and the 1934 Act.

(o) Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(p) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Material Subsidiaries possess adequate certificates, authorities, licenses, permits, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Material Subsidiaries, would have a Material Adverse Effect;

(q) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no strike, lockout, or work stoppage involving the employees of the Company or any Material Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect;

(r) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register under the Investment Company Act of 1940, as amended.

(s) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Notes by the Company, except such as have been obtained and made under the 1933 Act and the 1939 Act and such as may be required under state securities laws.

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(t) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Material Subsidiaries hold any leased real property under valid and enforceable leases with such exceptions that are not material to the business of the Company and its subsidiaries consolidated as a single enterprise and that would not materially interfere with the use made or to be made thereof by them.

(u) Except as disclosed in the Time of Sale Prospectus or the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective officers, in their capacity as such, or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Notes or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or, contemplated.

(v) Neither the Company nor any subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

(w) The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as of the end of its most recent fiscal year as required by Rule 13a-15 of the 1934 Act.

(x) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls.

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(y) Any certificate signed by any Authorized Officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company, and not the officer in its individual capacity, to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasing Agent or any Agent or any controlling person of the Purchasing Agent or any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

VII.

(a) Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Purchasing Agent and the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to each such time).

(b) Each time:

(1) the Company accepts a Terms Agreement requiring such updating provisions;

(2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus;

(3) the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

(4) if required by the Purchasing Agent or the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes),

The Company shall furnish or cause to be furnished to the Purchasing Agent and the Agents a certificate of an Authorized Officer dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Purchasing

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Agent and the Agents to the effect that the statements contained in the certificate referred to in Section II(b) hereof which was last furnished to the Purchasing Agent and the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section II(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c) Each time:

(1) the Company accepts a Terms Agreement requiring such updating provisions;

(2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

(3) if required by the Purchasing Agents after (i) the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or (ii) if required by the Purchasing Agent or the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agents and your counsel the written opinions of counsel to the Company (which counsel need not be the counsel referred to in Section II(a)(1) hereof, provided that such counsel is satisfactory to the Agents), dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Purchasing Agent and the Agents, of the same tenor as the opinions referred to in Section II(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the time of delivery of such opinion (including, if applicable, any free writing prospectuses to be reflected in such opinion pursuant to the provision of Section XIII below); or, in lieu of such opinion, counsel last furnishing such opinion to the Purchasing Agent and the Agents shall furnish the Purchasing Agent and the Agents with a letter substantially to the effect that the Purchasing Agent and the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented including, if applicable, any free writing prospectuses to be reflected in such letter pursuant to the provisions of Section XIII below).

(d) Each time:

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(1) the Company accepts a Terms Agreement requiring such updating provisions;

(2) the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or if required by the Purchasing Agent or the Agents after (i) the Company files a Current Report on Form 8-K including financial statements referred to in Item 9.01 of Form 8-K in connection with disclosure required by Item 2.01 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or (ii) the Registration Statement or Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause Deloitte to furnish the Purchasing Agent and the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Purchasing Agent and the Agents, of the same tenor as the portions of the letter referred to in clauses (1) and (2) of Section II(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (3) and (4) of said Section II(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or statistical nature, the Purchasing Agent and the Agents may request procedures be performed with respect to such other information. If Deloitte is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by Deloitte hereunder shall be provided within five business days of the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subparagraph (iii) hereof or on the date specified in an applicable Terms Agreement.

VIII.

(a) The Company will indemnify and hold harmless the Purchasing Agent and each Agent, each Agent’s affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) and each Agent’s directors and officers and each person, if any, who controls the Purchasing Agent or and Agent within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which the such Purchasing Agent, Agent, Affiliate or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer “free writing prospectus” (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be

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stated therein or necessary to make the statements therein not misleading; and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasing Agent or Agent specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Purchasing Agent and each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer “free writing prospectus” as defined in Rule 433(h) under the Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or any Agent Limited-Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section, except to the extent the indemnifying party has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense

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thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the request is being disputed in good faith. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Notes (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Agents in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The Company and the Agents and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Agent or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Notes, purchased by the Agent under this Agreement, less the aggregate amount of any damages which such Agent or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Agents’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

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IX.

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to the Purchasing Agent or any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to the Purchasing Agent and all of the Agents and by giving not less than 5 days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any Terms Agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if: (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries, considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (iii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement clearance services in the United States; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case in the reasonable judgment of the Purchasing Agent, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated Section VIII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section IV(b), and Section V shall also survive until time of delivery.

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In the event an offering pursuant to a Terms Agreement is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

X.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Purchasing Agent or an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to the Purchasing Agent or such Agent at its address, telex or telecopier number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

If to the Company:

Boeing Capital Corporation

500 Naches Avenue, SW

Renton, Washington 98057

Attention: Law Department/ Corporate Secretary

Facsimile: (425) 965-4088

If to the Agents:

Banc of America Securities LLC

Bank of America Tower

One Bryant Park

New York, New York 10036

Attention: High Grade DCM Transaction Management/Legal

Fax: (704) 264-2522

Charles Schwab & Co., Inc.

Fixed Income Department

215 Fremont Street, 4th Floor

San Francisco, California 94105

Attention: Peter Campfield

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (212) 816-7912

Incapital LLC

200 South Wacker Drive, Suite 3700

Chicago, Illinois 60602

Attention: Joe Novak

Facsimile (312) 379-3711

Morgan Stanley & Co. Incorporated

1585 Broadway, 2nd Floor

New York, New York 10036

UBS Securities LLC

800 Harbor Blvd. 3rd floor

Weehawken, NJ 07086-6793

Attention: Carrie McCann and Don Oliver

Facsimile: (201) 352-4452 and (201) 271-9172

Wells Fargo Advisors, LLC

Mail Code MO1700

One North Jefferson Avenue

St. Louis, Missouri 63103

Attention: Fixed Income Desk

Facsimile: (314) 955-4897

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XI.

This Agreement shall be binding upon the Purchasing Agent, the Agents and the Company, and inure solely to the benefit of the Purchasing Agent, the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XII.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions that would apply the laws of another jurisdiction.

23

XIII.

(a) The Company represents and agrees that, unless it obtains the prior consent of the Purchasing Agent, and each Agent represents and agrees that, unless it obtains the prior consent of the Company and the Purchasing Agent, it will not make any offer relating to the Notes that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act. Any such free writing prospectus consented to by the Company and the Purchasing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company and the applicable Agents, the Company (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by any Agent of a free writing prospectus that (A) contains (i) only information describing the preliminary terms of the Notes or their offering or (ii) only information that describes the final terms of the Notes or their offering that is included in the term sheet contemplated in the ultimate paragraph of Section II or (B) consists of any Bloomberg or other electronic communication providing certain ratings of the Notes, providing information regarding comparable bond prices or relating to marketing, administrative or procedural matters in connection with the offering of the Notes.

(b) Subject to Section 13(a), the Company and each Agent acknowledge that the parties hereto may formulate from time to time written policies governing free writing prospectuses that vary and differ from the provisions of this Section XIII. Such written policies may be applicable to one or more issuances of Notes, and may relate to, without limitation, (i) the obligations of the Company and the Agents for filing free writing prospectuses with the SEC, (ii) procedures for the preparation, review and use of free writing prospectuses, (iii) the Agent’s preparation and distribution of free writing prospectuses that are not subject to the filing requirements of Rule 433(d)(1)(ii) (an “Agent Limited-Use Free Writing Prospectus”), (iv) whether the use of any free writing prospectus shall be conditioned upon the delivery of a legal opinion from counsel to the Company and/or the Agents and (v) any other related matters as the Company may agree from time with one or more of the Agents.

XIV.

The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement or any Terms Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Purchasing Agent and each Agent is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or its affiliates, stockholders, creditors or employees; (iii) neither the Purchasing Agent nor any Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with

24

respect to any of the transactions contemplated hereby (irrespective of whether the Purchasing Agent or any such Agent has advised or is currently advising the Company on other matters) and neither the Purchasing Agent nor any Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Purchasing Agent and the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Purchasing Agent and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Purchasing Agent and the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

XV.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

The Company will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and filing of the Registration Statement as originally filed and all amendments thereto, the Prospectus and any amendments or supplements thereto and any Company Free Writing Prospectus; (ii) the preparation, issuance, and delivery of the Notes; (i) the fees and disbursements of the Company’s auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iii) the printing and delivery to the Purchasing Agent and the Agents of copies of the Registration Statement and of each amendment thereto, of the Prospectus and any amendments or supplements thereto and any Company Free Writing Prospectuses; (v) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vi) the reasonable fees and expenses, of Shearman & Sterling LLP, counsel to the Agents; (vii) the cost of providing CUSIP or other identification numbers for the Notes, (viii) all reasonable expenses (including fees and disbursements of Shearman & Sterling) in connection with “Blue Sky” qualifications, if any; and, (ix) any fees charged by rating agencies for the rating of the Notes.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

25

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,
BOEING CAPITAL CORPORATION

By:	/s/ Kevin R. Millison
Name:	Kevin R. Millison
Title:	Vice President and Chief Financial Officer

Confirmed and accepted as of the date first above written:

Banc of America Securities LLC

By:	/s/ Joseph Crowley
Name: Joseph Crowley
Title: Vice President

Incapital LLC

By:	/s/ Joseph J. Novak
Name: Joseph J. Novak
Title: Secretary

Charles Schwab & Company, Incorporated

By:	/s/ Mark F. Mesinger
Name: Mark F. Mesinger
Title: VP, Fixed Income Trading

Citigroup Global Markets Inc.

By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Managing Director

Morgan Stanley & Co. Incorporated

By:	/s/ Yurij Slyzs
Name: Yurij Slyzs
Title: Vice President

26

UBS Securities LLC

By:	/s/ Dan Oliver
Name: Dan Oliver
Title: Executive Director

By:	/s/ Alan W. Mele
Name: Alan W. Mele
Title: Executive Director

Wells Fargo Advisors, LLC

By:	/s/ Kristen Maher
Name: Kristen Maher
Title: Senior Vice President

27

ANNEX A

AGENT CONTACT INFORMATION

Banc of America Securities LLC

Bank of America Tower

One Bryant Park

New York, New York 10036

Attention: High Grade DCM Transaction Management/Legal

Fax: (704) 264-2522

Charles Schwab & Co., Inc.

Fixed Income Department

215 Fremont Street, 4th Floor

San Francisco, California 94105

Attention: Peter Campfield

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (212)-816-7912

Incapital LLC

200 S. Wacker Drive, Suite 3700

Chicago, Illinois 60602

Attention: Joe Novak

Facsimile (312)379-3711

Morgan Stanley & Co. Incorporated

1585 Broadway, 2nd Floor

New York, New York 10036

UBS Securities LLC

800 Harbor Blvd. 3rd floor

Weehawken, New Jersey 07086-6793

Attention: Carrie McCann and Don Oliver

Facsimile: (201) 352-4452 and (201) 271-9172

Wells Fargo Advisors, LLC

Mail Code MO1700

One North Jefferson Avenue

St. Louis, Missouri 63103

Attention: Fixed Income Desk

Facsimile: (314) 955-4897

28

EXHIBIT A

DEALER AGENT PROGRAM

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.300%

18 months to less than 24 months	0.425%

24 months to less than 30 months	0.550%

30 months to less than 42 months	0.825%

42 months to less than 54 months	0.950%

54 months to less than 66 months	1.250%

66 months to less than 78 months	1.350%

78 months to less than 90 months	1.450%

90 months to less than 102 months	1.550%

102 months to less than 114 months	1.650%

114 months to less than 126 months	1.800%

126 months to less than 138 months	1.900%

138 months to less than 150 months	2.000%

150 months to less than 162 months	2.150%

162 months to less than 174 months	2.300%

174 months to less than 186 months	2.500%

186 months to less than 198 months	2.600%

198 months to less than 210 months	2.700%

210 months to less than 222 months	2.800%

222 months to less than 234 months	2.900%

234 months to less than 360 months	3.000%

A-1

360 months or greater 3.150%	3.150%

A-2

EXHIBIT B

BOEING CAPITAL CORPORATION

INTERNOTES®

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

Boeing Capital Corporation InterNotes® (the “Notes”), due nine months or more from date of issue are offered on a continuing basis by Boeing Capital Corporation (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”) and Banc of America Securities LLC, Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Advisors, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company, the Purchasing Agent and the Agents (the “Selling Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being sold by the Company to the Purchasing Agent as principal for resale to (i) the Agents and (ii) to selected broker-dealers (the “Selected Dealers”) pursuant to a Master Selected Dealers Agreement (a “Dealers Agreement”) attached to the Selling Agreement as Exhibit D, in each case for distribution to their customers. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes will constitute a part of a series of senior debt securities and have been registered with the Securities and Exchange Commission (the “SEC”). Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) is the trustee (the “Trustee”) for the Notes under the Indenture dated as of August 31, 2000, as amended from time to time, between the Company and the Trustee (the “Indenture”) covering, among other debt securities, the Notes. Pursuant to the terms of the Indenture, the Trustee also will serve as authenticating agent, issuing agent and paying agent.

Unless otherwise agreed by the Agents and the Company, Notes will be purchased by the Purchasing Agent as principal as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agents and mailed to the Company).

Each tranche of Notes will be issued in book-entry only form (“Notes”) and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Corporation (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the interest rate (which may be fixed or floating), maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Purchasing Agent, the Agents and the

Trustee in writing of those persons handling administrative responsibilities with whom the Purchasing Agent, the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agreement or the Prospectus and the Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:	Each Note will mature on a date (the “Stated Maturity Date”) not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity Date” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Stated Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Notes having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification Numbers:	The Company has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms or (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement

Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:	Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in integral multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000 or any other limit set by the DTC (the “Permitted Amount”). If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:	General. Each Note will bear interest at either a fixed or floating rate, as specified therein and in the applicable pricing supplement. Interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s Corporation.

Each Note will bear interest from, and including, its Original Issue Date at the fixed rate per annum, or pursuant to the interest rate formula, set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at the Maturity Date. Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at the Maturity Date will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment (except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day). The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates and the Regular Record Dates with respect to any Interest Payment Date shall be as specified in the Prospectus and the applicable Pricing Supplement.

Payments of Principal and Interest:	Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at the Maturity Date shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate

Setting and Posting:	The Company and the Purchasing Agent will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Notes:	In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount and maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Agents and the Selected

Dealers will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the

Purchasing Agent:	The Purchasing Agent will, as soon as practicable after 2:00 p.m. (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the succeeding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and

Rejection of Orders:	Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement to the Purchasing Agent and Trustee reflecting the terms of such Note and will file such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The parties acknowledge that pricing and price-dependent information may, of necessity, appear only in the final Pricing Supplement and not in the preliminary Pricing Supplement. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent and each Selected Dealer which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

if to Banc of America Securities LLC, to:

Bank of America Tower

One Bryant Park

New York, New York 10036

Attention: High Grade DCM Transaction Management/Legal

Fax: (704) 264-2522

if to Charles Schwab & Co., Inc., to:

Fixed Income Department

215 Fremont Street, 4th Floor

San Francisco, California 94105

Attention: Peter Campfield

if to Citigroup Global Markets Inc., to:

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (212) 816-7912

if to Incapital LLC, to:

200 S. Wacker Drive

Suite 3700

Chicago, Illinois 60602

Attention: Joe Novak

Telephone: (312) 379-3710

Fax: (312) 379-3711

if to Morgan Stanley & Co. Incorporated, to:

1585 Broadway, 2nd Floor

New York, New York 10036

if to UBS Securities LLC, to:

800 Harbor Blvd. 3rd floor

Weehawken, New Jersey 07086-6793

Attention: Carrie McCann and Don Oliver

Facsimile: (201) 352-4452 and (201) 271-9172

if to Wells Fargo Advisors, LLC, to:

Mail Code MO1700

One North Jefferson Avenue

St. Louis, Missouri 63103

Attention: Fixed Income Desk

Facsimile: (314) 955-4897

with copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Christian Nagler

With a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Attention: Lisa Jacobs

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:

Banc of America Securities LLC

9 West 57th Street

NY1-301-2M-01

New York, New York 10019

Attention: Ileana I. Chu

Fax: (212) 847-5184

Email: ileana.i.chu@bankofamerica.com

Each such Agent or Selected Dealer, in turn, pursuant to the terms of the Selling Agreement and the Master Selected Dealer Agreement, will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation

and Prospectus to Purchaser

by Presenting Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver or otherwise make available a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent and Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above, delivery and payment instructions and the information required by Rule 173 under the 1933 Act, with a copy to the Company.

In addition, each Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes to any purchaser of the Notes who so requests.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In connection with a purchase of Notes by the Purchasing Agent, appropriate Settlement details will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agreement. Settlement Procedures with regard to each Note sold to the Purchasing Agent by the Company, shall be as follows:

A.	After the oral acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will prepare and deliver to the Company for execution the Terms Agreement containing the following details of the terms of the Notes to be purchased by the Purchasing Agent:

1.	Principal amount of the purchase;

2.	Interest;

(a)	Fixed Rate Notes:

(i)	interest rate.

(b)	Floating Rate Notes:

(i)	interest rate basis;

(ii)	initial interest rate;

(iii)	spread or spread multiplier, if any;

(iv)	interest reset dates;

(v)	interest reset period;

(vi)	interest payment dates;

(vii)	interest payment period;

(viii)	index maturity;

(ix)	maximum or minimum interest rate, if any;

(x)	calculation date; and

(xi)	interest determination date.

3.	Interest Payment Frequency;

4.	Settlement Date;

5.	Stated Maturity Date;

6.	Price to Public;

7.	Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agreement;

8.	Net proceeds to the Company;

9.	Trade Date;

10.	If a Note is redeemable by the Company or repayable by the Noteholder, such of the following as are applicable:

(a)	The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement

Date”),

(b)	Initial redemption/repayment price (% of par), and

(c)	Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

11.	Whether the Note has a Survivor’s Option;

12.	If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

13.	The CUSIP Number; and

14.	Such other terms as are necessary to complete the applicable form of Note.

B.	The Company will confirm the acceptance of the offer to purchase Notes by executing the Terms Agreement and forwarding it to the Purchasing Agent and the Trustee by telecopier or other form of electronic transmission. Each such acceptance by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee, the Purchasing Agent and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1.	The information received in accordance with Settlement Procedure “A”.

2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3.	Identification as a Fixed Rate Note or a Floating Rate Note.

4.	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

5.	The CUSIP number of the Global Note representing such Notes.

6.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D.	DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.	The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Purchasing Agent, the Agents and the Trustee.

F.	The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

G.	The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such

Global Note pursuant to the Certificate Agreement.

H.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.	The Trustee will credit or wire transfer to an account of the Company specified from time to time by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K.	The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

L.	Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.	At the request of the Company, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement

Procedure	Time
A	2:00 p.m. on the Trade Day
B	5:00 p.m. on the Trade Day
C	2:00 p.m. on the Business Day before the Settlement Date.
D	10:00 a.m. on the Settlement Date
E	12:00 p.m. on the Settlement Date.
F	12:30 p.m. on the Settlement Date.
G-H	2:00 p.m. on the Settlement Date.
I	4:45 p.m. on the Settlement Date.
J-L	5:00 p.m. on the Settlement Date.
M	At the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Purchasing Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Purchasing Agent or any Agent in the performance of its obligations hereunder or under the Selling Agreement, the Company will reimburse the Purchasing Agent or any Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “E” and “F”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Suspension of Solicitation Amendment or Supplement:	Subject to the Company’s representations, warranties and covenants contained in the Selling Agreement, the Company may instruct the Purchasing Agent to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent, the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agreement. Subject to the provisions of the Selling Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Purchasing Agent and the Trustee with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Purchasing Agent, the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company, the Purchasing Agent or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising the Purchasing Agent or an Agent may initiate in connection with the solicitation of offers to purchase the Notes. The expense of such advertising will be solely the responsibility of the Purchasing Agent or such Agent, unless otherwise agreed to by the Company.

EXHIBIT C

TERMS AGREEMENT

, 200

Boeing Capital Corporation

500 Naches Avenue, SW

Renton, Washington 98057

Attention: Secretary

The undersigned agrees to purchase the following Boeing Capital Corporation InterNotes®:

The terms of such Notes shall be as follows:

CUSIP Number

Principal Amount:

Interest Rate Provisions:

If Fixed Rate:

(a)	interest rate:

If Floating Rate:

(a)	interest rate basis:
(b)	initial interest rate:
(c)	spread or spread multiplier, if any:
(d)	interest reset dates:
(e)	interest rest period
(f)	interest payment dates:
(g)	interest payment period:
(h)	index maturity:
(i)	maximum or minimum interest rate, if any:
(j)	calculation date:
(k)	interest determination date:

Original Issue Date:

Maturity Date:

Price to Public:             %

Commission:         %

Proceeds to Issuer:

Settlement Date, Time and Place:

Survivor’s Option:

Interest Payment Frequency:

Optional Redemption/Repayment provisions, if any:

C-1

[Any other terms and conditions agreed

to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:
Title:

ACCEPTED

BOEING CAPITAL CORPORATION

By:
Title:

C-2

EXHIBIT D

MASTER SELECTED DEALER AGREEMENT

Dear                     :

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any public offering of securities (“Securities”), whether pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate) is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering”. In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter shall be understood to include acting as agent.

2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular) You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, One North LaSalle Street, Suite 3500, Chicago, Illinois 60602 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Offering Materials and Arrangements.

(a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than in each case information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities, (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus) other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price,” the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) (former the National Association of Securities Dealers, Inc. (“NASD”)) who agree to abide by the applicable rules of FINRA (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4. Representations, Warranties and Agreements.

(a) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with FINRA’s interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD Manual (incorporated in the FINRA Rules) and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a) as though you were a FINRA member, with the provisions of Rules 2730, 2740, 2750, and 2790 of the Conduct Rules of the NASD Manual and (b) with Rule 2420 thereof as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

(b) Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c) Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

(e) U.S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.

(f) Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

5. Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9. Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:
Name:
Title:

CONFIRMED:                     , 20

Company Name

By:
Name:
(Print name)
Title:

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